                                                                      Exhibit 15

May 3, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 26, 2004 on our review of interim financial information of Honeywell International Inc. (the "Company") as of and for the period ended March 31, 2004 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Forms S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58347, 333-57515, 333-57517, 333-57519, 333-83511, 333-34764, 333-49280,
333-57866, 333-57868, 333-91582, 333-91736, 333-105065, and 333-108461), and
Form S-3 (Nos. 33-14071, 33-55425, 333-22355, 333-49455, 333-68847, 333-74075,
333-34760, 333-86874 and 333-101455) and on Form S-4 (No. 333-82049).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP